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                                                                    EXHIBIT 99.1


                                   AGERE, INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON APRIL 20, 2000


         The undersigned stockholder of Agere, Inc. revoking all prior proxies, hereby appoints Ford Tamer and Craig Wright or either of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Agere which the undersigned is entitled to vote at the special meeting of stockholders to be held at the offices of Agere at 11801 Stonehollow Drive, Suite 200, Austin, Texas, on April 20, 2000, beginning at 11 a.m., local time, and at any adjournments of the meeting, upon matters set forth in the Notice of Special Meeting dated March 17, 2000, and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment of the meeting or upon any other business that may properly be brought before the meeting by the Agere board of directors. Attendance of the undersigned at the meeting or any adjourned session of the meeting will not be deemed to revoke this proxy unless the undersigned will affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.


         THIS PROXY IS SOLICITED ON BEHALF OF THE AGERE BOARD OF DIRECTORS. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(Please fill in the appropriate boxes on the other side)





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A.       /X/      PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

         1. To adopt the Agreement and Plan of Merger dated as of January 19, 2000, among Lucent Technologies Inc., Chip Acquisition Inc., a wholly owned subsidiary of Lucent, and Agere.

                  FOR               / /

                  AGAINST           / /

                  ABSTAIN           / /


         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH ABOVE, WILL BE VOTED FOR THE PROPOSAL.

DATED: -, 2000

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Signature of Stockholder(s)

         Please promptly complete, date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THE STOCK CERTIFICATE.

         If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other persons. If shares are held by joint tenants, both should sign. Attorneys-in-fact, executors, administrators, trustees, guardians or others signing in a representative capacity should indicate the capacity in which they are signing.

         Mark here if you plan to attend the meeting / /